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                                                                    EXHIBIT 2.01

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is made as of April
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26, 1995 by and between Fouress, Inc., a Maryland close corporation ("Fouress"),
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and Exodus Communications, a California corporation ("Exodus").  Fouress and
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Exodus are hereinafter sometimes collectively referred to as the "Constituent
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Corporations."
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     A.   Fouress was organized on August 3, 1992, under the General Corporation
Law of Maryland as a close corporation.  Its authorized capital stock consists of 100,000 shares of Common Stock, par value $1.00 per share ("Fouress Common
                                                               --------------
Stock"), of which 5,000 shares are issued and outstanding.
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     B.   Exodus was organized on February 16, 1995 under the General
Corporation Law of California. Its authorized capital stock consists of 10,000,000 shares of Common Stock, no par value ("Exodus Common Stock"), of
                                                  -------------------
which 100 shares are issued and outstanding, and 4,000,000 shares of Preferred Stock, no par value, none of which are issued or outstanding. Fouress owns all of the issued and outstanding shares of Exodus.

     C. The Boards of Directors of Fouress and Exodus deem it advisable and in the best interests of each of the Constituent Corporations that Fouress merge with and into Exodus upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Fouress from Maryland to California.

     D. The Board of Directors of each of the Constituent Corporations has approved this Merger Agreement.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Fouress shall merge with and into Exodus on the following terms, conditions and other provisions:

     1.   Merger and Effective Date.  On the Effective Date (as defined below),
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Fouress shall be merged with and into Exodus (the "Merger"), and Exodus shall be
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the surviving corporation (the "Surviving Corporation").  The Merger shall
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become effective upon the close of business on the date when a duly executed copy of this Merger Agreement is filed with the Secretary of State of the State of California, or upon the close of business on the date when a duly executed Articles of Merger are filed with the State of Maryland, whichever later occurs (the "Effective Date").
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     2.   Effect of Merger.  On the Effective Date, the separate corporate
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existence of Fouress shall cease; the corporate identity, existence, powers, rights and immunities of Exodus as the Surviving Corporation shall continue unimpaired by the Merger; and Exodus shall succeed to and shall possess all the properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions, disabilities, penalties and duties of Fouress, all without further act or deed.

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     3.   Governing Documents.  The Articles of Incorporation of Exodus in
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effect immediately prior to the Effective Date shall be the Articles of
Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and of applicable law, except that Article I of the Articles of Incorporation of the Surviving Corporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

          The name of the corporation is Exodus Communications, Inc.

     The Bylaws of Exodus in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Articles of Incorporation of the Surviving Corporation and of applicable law.

     4.   Directors and Officers.  On the Effective Date, the directors and
          ----------------------
officers of Fouress shall be and become the directors and officers, holding the same titles and positions, of the Surviving Corporation and after the Effective Date shall serve in accordance with the Bylaws of the Surviving Corporation.

     5.   Shares of Fouress.  On or before the Effective Date, each shareholder
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of Fouress shall elect to receive by virtue of the Merger, in exchange for each share of Fouress Common Stock held, (i) six hundred (600) shares of Exodus Common Stock, (ii) $48, or (iii) a proportionate combination determined by such shareholder of the shares set forth in clause (i) above and the cash set forth in clause (ii) above. If each shareholder of Fouress shall have elected to receive only the shares set forth in clause (i) of the preceding sentence with respect to each share of Fouress Common Stock held, then, on the Effective Date, each share of Fouress Common Stock outstanding immediately prior thereto shall be changed and converted automatically into six hundred (600) fully paid and nonassessable, issued and outstanding share of Exodus Common Stock. If any shareholder of Fouress shall have elected to receive the cash or the combination of shares and cash set forth in clause (i) or (ii) of the first sentence of this Section with respect to each share of Fouress Common Stock held, then, this Merger Agreement shall terminate and be of no further force or effect.

     6.   Shares of Exodus.  On the Effective Date, all of the previously issued
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and outstanding shares of Exodus Common Stock shall be retired and cancelled.

     7.   Stock Certificates.  On and after the Effective Date, all of the
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outstanding certificates that prior to that date represented shares of Fouress
Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Exodus Common Stock converted as provided herein. The registered owner on the books and records of Fouress of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Exodus or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Exodus evidenced by such outstanding certificate as above provided.

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     8.   Further Assurances.  From time to time, as and when required by the
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Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Fouress such deeds and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Fouress, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Fouress, or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments to accomplish the foregoing.

     9.   Conditions.  The consummation of the Merger is subject to the approval
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of this Merger Agreement and the Merger contemplated hereby by the shareholders of Fouress and by the sole shareholder of Exodus, prior to or on the Effective Date.

     10.  Abandonment.  At any time before the Effective Date, this Merger
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Agreement may be terminated and the Merger abandoned by the Board of Directors of Fouress or Exodus, notwithstanding approval of this Merger Agreement by the shareholders of Fouress and the sole shareholder of Exodus. This Merger Agreement also may terminate in accordance with the terms of the last sentence of Section 5.

     11.  Amendment.  At any time before the Effective Date, this Merger
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Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of Fouress and the sole shareholder of Exodus; provided, however, that no such amendment, modification or supplement not approved by the shareholders may materially adversely affect the benefits intended under this Merger Agreement for the shareholders of Fouress or Exodus or make any other change not permitted by applicable law.

     12.  Tax-Free Reorganization.  This Merger Agreement is intended to be a
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tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     13.  Counterparts.  In order to facilitate the filing and recording of this
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Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers thereunto duly authorized.


FOURESS, INC.                       EXODUS COMMUNICATIONS
a Maryland corporation              a California corporation


By:/s/ K.B.Chandraskhar             By:/s/ K.B.Chandraskhar
   ----------------------              ----------------------------
   K.B. Chandrasekhar                  K.B. Chandrasekhar
   President                           President


ATTEST:                             ATTEST:



/s/ K.B.Chandraskhar                /s/ K.B.Chandraskhar
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K.B. Chandrasekhar                  K.B. Chandrasekhar
Secretary                           Secretary

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